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                       CONSENT OF BARRY G. SKOLNICK, ESQ.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through Merrill Lynch Life Variable Annuity Separate Account D of Merrill Lynch Life Insurance Company, File No. 333-119364.


                                        By: /S/ BARRY G. SKOLNICK
                                            ------------------------------------
                                            Barry G. Skolnick, Esq.
                                            Senior Vice President and
                                            General Counsel

November 21, 2006